                           LIMITED POWER OF ATTORNEY

                                  May 22, 2019

     Know all by these present, that I, Arturo Vivar, hereby constitute and appoint each of Teresa L. Dick and P. Matt Zmigrosky as my true and lawful attorneys-in-fact (each an "Attorney-in-Fact" and, collectively, the "Attorneys-
in-Fact"), each, individually or jointly, to:

     (1)   execute and deliver for and on behalf of me, in my capacity as one or more of an officer, director or significant stockholder of Rattler
           Midstream LP or any of its subsidiaries (collectively, the
           "Company"), Forms 3, 4 and 5 and any amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended
           (the "Exchange Act") and the rules and regulations thereunder;

     (2)   do and perform any and all acts for and on behalf of me that may be necessary or desirable to complete and execute any such Form 3, 4 or
           5, complete and execute any amendment or amendments thereto, and timely file the same with the United States Securities and Exchange
           Commission (the "SEC") and any stock exchange or similar authority, and provide a copy as required by law or as either such Attorney-in-
           Fact deems advisable and appropriate, including, without limitation, the filing of a Form ID or any other documents necessary or appropriate to enable such documents to be filed electronically with the SEC; and

     (3)   take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, or for, me, it being understood that the documents executed by such Attorney-
           in-Fact on behalf of me pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosures as such Attorney-in-Fact may approve in his or her sole discretion.

     I hereby grant to the Attorneys-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution, resubstitution or revocation, and I hereby ratify and confirm all that the Attorneys-in-Fact, or their substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of
Attorney and the rights and powers granted herein.  I acknowledge that the
Attorneys-in-Fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, (i) any of my responsibilities to comply with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the
"Securities Act"), or any liability for my failure to comply with such requirements, or (ii) any obligation or liability I incur for profit disgorgement under Section 16(b) of the Exchange Act.  I further acknowledge that this Limited Power of Attorney does not relieve me from responsibility for compliance with my obligations under the Exchange Act or the Securities Act.

     This Limited Power of Attorney shall remain in full force and effect until
I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the Attorneys-in-Fact.

     IN WITNESS WHEREOF, I have executed this Limited Power of Attorney as of the date first written above.

                                   /s/ Arturo Vivar
                                   ---------------------------
                                   Arturo Vivar